EXHIBIT 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”), dated as of November 20, 2015 (the “Amendment Effective Date”), amends that certain Amended and Restated Employment Agreement, effective as of January 1, 2011, as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of April 23, 2014 and the Second Amendment to Amended and Restated Employment Agreement, dated November 24, 2014 (the “Agreement”), by and between VASCO Data Security International, Inc., a Delaware limited liability company (the “Company”), and T. Kendall Hunt (“Employee”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and Employee are party to that certain Letter Agreement, dated as of February 15, 2011 (the “Letter Agreement”), which provides for the terms and conditions applicable to Employee’s assignment to work in Switzerland;

WHEREAS, the Assignment Term (as defined in the Letter Agreement) expires at the end of the Employment Period;

WHEREAS, the Company and Employee desire to amend the Agreement and the Letter Agreement in order to extend the term of the Employment Period and the Assignment Term, as applicable;

WHEREAS, Section 6.10 of the Agreement permits the amendment of the Agreement with the written consent of the Company and Employee; and

WHEREAS, extending the term of the Employment Period will extend the term of the Assignment Term.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

AGREEMENT

1.	Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Unless earlier terminated as provided in this Agreement, the term of Executive’s employment under this Agreement (the “Employment Period”) shall commence on the Effective Date and continue until the sixth anniversary of such date (i.e. January 1, 2017).”

2.	In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by a duly authorized officer thereof, and Employee has hereunto set his hand, all as of the Amendment Effective Date.

VASCO DATA SECURITY INTERNATIONAL, INC.

By:	/s/ John N. Fox, Jr.
Name:	John N. Fox, Jr.
Its:	Compensation Committee Chairman

/s/ T. Kendall Hunt
T. Kendall Hunt